Exhibit 99.1

TRI Pointe Group, Inc. Announces Recent Sales Activity

-Net New Home Orders in May More Than Double Orders in April-
-Net New Home Orders in California up 7% in May Year-Over-Year-

IRVINE, Calif., June 01, 2020—TRI Pointe Group, Inc. (NYSE: TPH) (the “Company”) today announced net new home orders for the months of April and May 2020 in anticipation of upcoming meetings with investors.

Net new home orders for April 2020 were 235 (1.6 orders per community per month) compared to 507 (3.5 orders per community per month) for the prior-year period, a decrease of 54%. Net new home orders for May 2020 were 472 (3.3 orders per community per month) compared to 498 (3.4 orders per community per month) for the prior-year period, a decrease of 5%. The rate of cancellations as a percentage of gross orders was 36% and 23% for the months of April and May 2020, respectively.

“As we discussed on our most recent earnings call, COVID-19 and the related shelter-in-place orders significantly impacted our April order demand, but we started to see improvements during the second half of April and into May,” said TRI Pointe Group Chief Executive Officer Doug Bauer. “Our May orders were more than double our April order volume, with only a 5% decline compared to May 2019, which we believe shows how well the Company has responded to this pandemic. Further, we believe that low inventory levels, attractive interest rates and an increasing desire of consumers for the comfort and safety of owning a home are other key drivers that have contributed to the sales trends we have experienced recently. We have seen demand return in substantially all of our markets, including in California, where May 2020 orders increased 7% compared to the prior-year period. I’m happy to report that we are currently able to construct homes in all of our markets and we have started to re-open our new home galleries in most of our markets for walk-in traffic.”

About TRI Pointe Group®

Headquartered in Irvine, California, TRI Pointe Group, Inc. (NYSE: TPH) is a family of premium, regional homebuilders that designs, builds, and sells homes in major U.S. markets. As one of the top 10 largest public homebuilding companies based on revenue in the United States, TRI Pointe Group combines the resources, operational sophistication, and leadership of a national organization with the regional insights, community ties, and agility of local homebuilders. The TRI Pointe Group family includes Maracay® in Arizona, Pardee Homes® in California and Nevada, Quadrant Homes® in Washington, Trendmaker® Homes in Texas, TRI Pointe Homes® in California, Colorado and the Carolinas, and Winchester® Homes* in Maryland and Virginia. TRI Pointe Group was named 2019 Builder of the Year by Builder and Developer magazine, recognized in Fortune magazine’s 2017 100 Fastest-Growing Companies list, and garnered the 2015 Builder of the Year Award by Builder magazine. The company was also named one of the Best Places to Work in Orange County by the Orange County Business

Journal in 2016, 2017, 2018 and 2019. For more information, please visit www.TriPointeGroup.com.

*Winchester is a registered trademark and is used with permission.

Forward-Looking Statements

Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include, but are not limited to, statements regarding our strategy, projections and estimates concerning the timing and success of specific projects and our future production, land and lot sales, the outcome of legal proceedings, the anticipated impact of natural disasters or contagious diseases on our operations and operational and financial results, including our estimates for growth, financial condition, sales prices, prospects and capital spending. Forward-looking statements that are included in this press release are generally accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “goal,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “strategy,” “target,” “will,” “would,” or other words that convey future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. These forward-looking statements are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements: the effects of the ongoing novel coronavirus (“COVID-19”) pandemic, which are highly uncertain, cannot be predicted and will depend upon future developments, including the severity of COVID-19 and the duration of the outbreak, the duration of existing social distancing and shelter-in-place orders, further mitigation strategies taken by applicable government authorities, the availability of a vaccine, adequate testing and treatments and the prevalence of widespread immunity to COVID-19; the impacts on our supply chain, the health of our employees, service providers and trade partners, and the reactions of U.S. and global markets and their effects on consumer confidence and spending; the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar; market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions; the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such parcels; access to adequate capital on acceptable terms; geographic concentration of our operations, particularly within California; levels of competition; the successful execution of our internal performance plans, including restructuring and cost reduction initiatives; raw material and labor prices and availability; oil and other energy prices; the effect of U.S. trade policies, including the imposition of tariffs and duties on homebuilding products and retaliatory measures taken by other countries; the effect of weather, including the re-occurrence of drought conditions in California; the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters; the risk of loss from acts of war, terrorism or outbreaks of contagious diseases, such as COVID-19; transportation costs; federal and state tax policies; the effect of land use, environment and other governmental laws and regulations; legal proceedings or disputes and the adequacy of reserves; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; changes in accounting principles; risks related to unauthorized access to our computer systems, theft of our homebuyers’ confidential information or other forms of cyber attack; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the SEC. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor Relations Contact:
Chris Martin, TRI Pointe Group
Drew Mackintosh, Mackintosh Investor Relations
InvestorRelations@TRIPointeGroup.com, 949-478-8696

Media Contact:
Carol Ruiz, cruiz@newgroundco.com, 310-437-0045
Source: TRI Pointe Group, Inc.